SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)             July 21, 2003

THOMAS INDUSTRIES INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-5426	61-0505332
(Commission File Number)	(IRS Employer Identification No.)

4360 Brownsboro Road, Suite 300 Louisville, Kentucky	40207
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

502/893-4600

N/A

(Former name or former address, if changed since last report)

ITEM 7.                  Financial Statements and Exhibits.

(c)  Exhibits

Exhibit Number	Description

99.1	Press Release dated July 21, 2003 announcing second quarter 2003 earnings by Thomas Industries Inc.

ITEM 9.                  Regulation FD Disclosure.

The following information is furnished pursuant to Item 9, “Regulation FD Disclosure” and Item 12, “Disclosure of Results of Operations and Financial Condition.”

On July 21, 2003, Thomas Industries issued a press release setting forth Thomas Industries Inc.’s second quarter 2003 earnings.  A copy of the press release is filed herewith as Exhibit 99.1 and hereby incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THOMAS INDUSTRIES INC.
(Registrant)

/s/ Phillip J. Stuecker
Phillip J. Stuecker, Vice President of Finance, Chief Financial Officer, and Secretary

Dated: July 21, 2003